QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.1

BEAZER HOMES USA, INC. AND THE GUARANTORS PARTY HERETO

4 5/8% Convertible Senior Notes Due 2024

Indenture

Dated as of June 8, 2004

SUNTRUST BANK, Trustee

CROSS-REFERENCE TABLE

This Cross-Reference Table is not a part of the Indenture.

TIA Section	Indenture Section
310(a)(1)	12.10
(a)(2)	12.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	12.10
(c)	N.A.
311(a)	12.11
(b)	12.11
(c)	N.A.
312(a)	2.05
(b)	2.05; 14.03
(c)	14.03
313(a)	12.06
(b)(1)	N.A.
(b)(2)	12.06
(c)	12.06
(d)	12.06
314(a)	12.06
(b)	N.A.
(c)(1)	14.04
(c)(2)	14.04
(c)(3)	N.A.
(d)	N.A.
(e)	14.05
(f)	N.A.
315(a)	12.01(b)
(b)	12.05; 14.02
(c)	12.01(a)
(d)	12.01(b)
(e)	11.10
316(a)(last sentence)	2.12
(a)(1)(A)	11.04
(a)(1)(B)	11.03
(a)(2)	N.A.
(b)	11.06
317(a)(1)	11.07
(a)(2)	11.08
(b)	2.04
318(a)	14.01
(b)	N.A.
(c)	N.A.

N.A. means Not Applicable.

i

TABLE OF CONTENTS

This Table of Contents is not a part of the Indenture.

i

Section 14.09.	No Adverse Interpretation of Other Agreements	56
Section 14.10.	No Recourse Against Others	56
Section 14.11.	Successors and Assigns	56
Section 14.12.	Duplicate Originals	56
Section 14.13.	Severability	56
SIGNATURES		S-1
EXHIBIT A—Form of Security
EXHIBIT B Projected Payment Schedule
EXHIBIT C Form of Restricted Common Stock Legend
EXHIBIT D Form of Transfer Certificate for Transfer of Restricted Common Stock

v

        INDENTURE dated as of June 8, 2004 by and among BEAZER HOMES USA, INC., a Delaware corporation (the "Company"), each of the Subsidiary Guarantors (as defined in Section 1.01 below) and SUNTRUST BANK (the "Trustee").

        The Company has duly authorized the creation of an issue of 4-5/8% Convertible Senior Notes due 2024 and, to provide therefor, the Company and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities (as defined below), when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors has been done.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    Definitions.

        "Additional Amounts" means the increase in the interest rate on the Securities pursuant to the Registration Rights Agreement and paragraph 9 of the Security.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agent" means any Registrar, Paying Agent, Conversion Agent or co-Registrar or agent for service of notices and demands.

        "Applicable Debt" means all Indebtedness of the Company or any of its Restricted Subsidiaries

          (1)   under the Amended and Restated Credit Agreement, dated as of May 28, 2004, among the Company, the Lenders signatory thereto and Bank One N.A., as Agent, as such facility may be amended, restated, supplemented or otherwise modified from time to time, and includes any facility extending the maturity of, refinancing or restructuring (including, without limitation, the inclusion of additional borrowers thereunder that are Unrestricted Subsidiaries) all or any portion of, the Indebtedness under such facility or any successor facilities and includes any facility with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or any successor facilities, or

          (2)   that is publicly traded (including in the Rule 144A market), including without limitation the Company's senior notes, other than Securities issued hereunder, outstanding on the Issue Date.

        "Applicable Stock Price" means, in respect of a Conversion Date, the average of the Last Reported Sale Prices per share of Common Stock over the five-Trading Day period starting the third Trading Day following such Conversion Date.

        "Bankruptcy Law" means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

        "Board of Directors" means the board of directors of the Company or any committee of that board duly authorized to act hereunder.

        "Business Day" means any day other than a Legal Holiday.

        "Commission" means the Securities and Exchange Commission or any successor agency performing the duties now assigned to it under the TIA.

        "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person, or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person. For purposes of this definition of "Common Equity," the term "Capital Stock," with respect to any Person, means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated and whether voting or non-voting) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

        "Common Stock" means the common stock, par value $.01 per share, of the Company.

        "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

        "Continuing Director" means at any date a member of the Board of Directors of the Company who

          (1)   was a member of the Board of Directors of the Company on the Issue Date or

          (2)   was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

        "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "Conversion Price" means $1,000 divided by the Conversion Rate.

        "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

        "Depository" means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

        "Event of Default" has the meaning specified in Section 11.01.

        "Excluded Subsidiaries" means United Home Insurance Corporation, a Vermont corporation, and Security Title Insurance Company a Vermont corporation.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Fair Market Value" with respect to any asset or property means the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a board resolution (certified by the Secretary or Assistant Secretary of the Company) delivered to the Trustee.

        "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the Euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

        "Fundamental Change" means the occurrence after the Issue Date (or, if later, the Option Issue Date) of the following:

          (a)   the Common Stock or other common stock into which the Securities are convertible is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market or another established automated over the counter trading market in the United States;

          (b)   a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO (or any other schedule, form or report under the Exchange Act) disclosing that such person or group has become the direct or indirect ultimate Beneficial Owner of Common Equity of the Company representing more than 50% of the voting power of the Company's Common Equity;

          (c)   consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease, conveyance or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, as an entirety or substantially as an entirety, to any Person (other than the Company or one or more of the Company's Subsidiaries), in one transaction or a series of transactions; provided, however, that a transaction where the holders of the Company's Common Equity immediately prior to such transaction own, directly or indirectly, 50% or more of the aggregate voting power of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change;

          (d)   Continuing Directors cease to constitute at least a majority of the Board of Directors;

        provided, however, that a Fundamental Change shall not be deemed to have occurred in respect of any of the foregoing if either (i) the Last Reported Sale Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof shall equal or exceed 105% of the Conversion Price of the Securities in effect immediately before the Fundamental Change or the public announcement thereof; or (ii) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or quoted on the NASDAQ National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions the Notes become convertible into such Publicly Traded Securities (excluding cash payments for fractional shares). For purposes of the foregoing proviso the term "capital stock" of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

        "GAAP" means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

        "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Securities are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Securities are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

        "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

        "Indebtedness" of any Person at any date means, without duplication,

          (1)   all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

          (2)   all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   all fixed obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit issued for the benefit of, or surety and performance bonds issued by, such Person in the ordinary course of business;

          (4)   all obligations of such Person with respect to hedging obligations (other than those that fix or cap the interest rate on variable rate Indebtedness or that fix the exchange rate in connection with Indebtedness denominated in a foreign currency);

          (5)   all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including, without limitation, all conditional sale obligations of such Person and all obligations under any title retention agreement; provided, however, that (i) any obligations described in this clause (7) which are non-interest bearing and which have a maturity of not more than six months from the date of incurrence thereof shall not constitute Indebtedness and (ii) trade payables and accrued expenses incurred in the ordinary course of business shall not constitute Indebtedness;

          (6)   all capitalized lease obligations of such Person;

          (7)   all Indebtedness of others secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; and

          (8)   all Indebtedness of others guaranteed by, or otherwise the liability of, such Person to the extent of such guarantee or liability.

        The amount of Indebtedness of any Person at any date will be

          (1)   the outstanding balance at such date of all unconditional obligations as described above,

          (2)   the maximum liability of such Person for any contingent obligations under clause (8) above and

          (3)   in the case of clause (7) (if the Indebtedness referred to therein is not assumed by such Person), the lesser of the (A) fair market value of all assets subject to a lien securing the Indebtedness of others on the date that the lien attaches and (B) amount of the Indebtedness secured.

        "Indenture" means this Indenture as amended or supplemented from time to time.

        "interest", unless otherwise indicated, means, with respect to the Securities, the sum of any interest (including Contingent Interest and Additional Amounts, if any) on the Securities.

        "Issue Date" means the initial date on which the Securities are issued under this Indenture.

        "Last Reported Sale Price" of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "Last Reported Sale Price" shall be the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the "Last Reported Sale Price" will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

        "Material Subsidiary" means any Subsidiary of the Company which accounted for 5% or more of the consolidated net tangible assets of the Company on a consolidated basis for the fiscal year ending immediately prior to any default or Event of Default.

        "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

        "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness.

        "Officer" means the chairman, the chief executive officer, the president, the chief financial officer, the chief operating officer, the chief accounting officer, the treasurer, or any assistant treasurer, the controller, the secretary, any assistant secretary or any executive vice president or vice president of a Person.

        "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the President or an Executive Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Indenture Trustee.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or who may be an employee of or other counsel for the Company (or who may be counsel to another Person, as the case may be) and who shall be reasonably satisfactory to the Indenture Trustee.

        "Option Issue Date" means the date the Option Securities (as such term is defined in the Purchase Agreement) are issued under this Indenture.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

        "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

        "Private Placement Legend" means the legend set forth on the Initial Securities in the form set forth in Section 2.16.

        "Purchase Agreement" means the Purchase Agreement, dated as of June 3, 2004, among the Company, the Subsidiary Guarantors and the initial purchasers of the Securities.

        "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

        "Registration Rights Agreement" means the registration rights agreement entered into among the Company, the Subsidiary Guarantors party thereto and the initial purchasers of the Securities.

        "Restricted Security" has the meaning assigned to "Restricted Security" in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

        "Rule 144A" means Rule 144A under the Securities Act.

        "Securities" means the 4-5/8% Convertible Senior Notes due 2024 of the Company issued under this Indenture.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Stated Maturity" means, with respect to the Securities or any installment of principal thereof or interest thereon, June 15, 2024.

        "Subsidiary" of any Person means any (i) corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is directly or indirectly beneficially owned by such Person, and (ii) any entity other than a corporation of which such Person, directly or indirectly, beneficially owns at least a majority of the Common Equity.

        "Subsidiary Guarantee" means the guarantee of the Securities by each Subsidiary Guarantor hereunder.

        "Subsidiary Guarantors" means each of (i) Beazer Homes Corp., a Tennessee corporation, Beazer/Squires Realty, Inc., a North Carolina corporation, Beazer Homes Sales Arizona, Inc., a Delaware corporation, Beazer Realty Corp., a Georgia corporation, Beazer Mortgage Corporation, a Delaware corporation, Beazer Homes Holdings Corp., a Delaware corporation, Beazer Homes Texas Holdings, Inc., a Delaware corporation, Beazer Homes Texas, L.P., a Delaware limited partnership, April Corporation, a Colorado corporation, Beazer SPE, LLC, a Georgia limited liability company, Beazer Homes Investment Corp., a Delaware corporation, Beazer Realty, Inc., a New Jersey corporation, Beazer Clarksburg, LLC, a Maryland limited liability company, Homebuilders Title Services of Virginia, Inc., a Virginia corporation, Homebuilders Title Services, Inc., a Delaware corporation, Texas Lone Star Title, L.P., a Texas limited partnership, Beazer Allied Companies Holdings, Inc., a Delaware corporation, Crossmann Communities of North Carolina, Inc., a North Carolina corporation, Crossmann Communities of Ohio, Inc., an Ohio corporation, Crossmann Communities of Tennessee, LLC, a Tennessee limited liability company, Crossmann Communities Partnership, an Indiana general partnership, Crossmann Investments, Inc., an Indiana corporation, Crossmann Management, Inc., an Indiana corporation, Crossmann Mortgage Corp., an Indiana corporation, Cutter Homes, Ltd., a Kentucky corporation, Deluxe Homes of Lafayette, Inc., an Indiana corporation, Deluxe Homes of Ohio, Inc., an Ohio corporation, Beazer Realty, Inc. (formerly Merit Realty, Inc.), an Indiana corporation, Paragon Title, LLC, an Indiana limited liability company, Pinehurst Builders LLC, a South Carolina limited liability company, and Trinity Homes LLC, an Indiana limited liability company and (ii) each of the Company's Subsidiaries that becomes a guarantor of the Securities pursuant to the provisions Section 6.03 of this Indenture.

        "TIA" means the Trust Indenture Act of 1939, as in effect from time to time.

        "Trading Day" means (a) if the applicable security is listed, admitted for trading or quoted on the New York Stock Exchange, the NASDAQ National Market or another national security exchange, a day on which the New York Stock Exchange, the NASDAQ National Market or another national security exchange is open for business or (b) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Legal Holiday.

        "Trading Price" of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Bid Solicitation Agent for $5 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three unaffiliated, nationally recognized securities dealers the Company selects, provided that if: (i) at least three such bids are not obtained by the Bid Solicitation Agent, or (ii) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will equal (a) the then applicable Conversion Rate of the Securities multiplied by (b) the average Last Reported Sale Price of Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 10.06 of this Indenture, (as such Last Reported Sale Price and any such adjustments are determined and certified by the Company).

        "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor serving hereunder.

        "Trust Officer" means the Chairman of the Board, the President, any Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "United States" means the United States of America.

Section 1.02.    Other Definitions.

Term	Defined in Section
"Adjustment Event"	10.06(n)
"Agent Members"	2.15
"Bid Solicitation Agent"	2.18
"CPDI Regulations"	2.19
"Company Notice"	9.01(a)
"Company Notice Date"	9.01(a)
"Contingent Interest"	4.01(c)
"Conversion Agent"	2.03
"Conversion Date"	10.02
"Conversion Rate"	10.01(a)
"Current Market Price"	10.06(j)
"Depository"	2.15
"Determination Date"	10.06(n)
"Distributed Assets or Securities"	10.06(d)
"Dividend Threshold Amount"	10.06(e)
"Ex-Dividend Date"	10.06(g)
"Expiration Time"	10.06(f)
"five Trading Day reference period"	4.01(c)
"Fundamental Change Purchase Date"	7.01
"Fundamental Change Purchase Notice"	7.03
"Fundamental Change Purchase Price"	7.01
"Global Securities"	2.01(b)
"Legal Holiday"	14.07
"Maximum Conversion Rate"	10.06(h)
"non-electing share"	10.09
"Paying Agent"	2.03
"Physical Securities"	2.01(b)
"Principal Value Conversion"	10.01(b)(7)
"Private Placement Legend"	2.16
"Purchase Date"	8.01(a)
"Purchase Notice"	8.01(a)(1)
"Purchase Price"	8.01(a)
"Purchased Shares"	10.06(f)
"Record Date"	10.06(j)
"Registrar"	2.03
"Rights"	10.11
"Rights Agreement"	10.11
"Trigger Event"	10.06(d)

Section 1.03.    Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "Commission" means the Commission.

        "indenture securities" means the Securities.

        "indenture security holder" means a Securityholder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company, each of the Subsidiary Guarantors, or any other obligor on the Securities or any Subsidiary Guarantees thereof.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings so assigned to them.

Section 1.04.    Rules of Construction.

        Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4)   words in the singular include the plural, and in the plural include the singular; and

          (5)   provisions apply to successive events and transactions.

ARTICLE TWO

THE SECURITIES

Section 2.01.    Form and Dating.

          (a)   The Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. Each Security shall have an executed Subsidiary Guarantee from each of the Subsidiary Guarantors, substantially in the form of such notation included in Exhibit A hereto.

          The terms and provisions contained in the Securities and the Subsidiary Guarantees, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (b)   Global Securities. The Securities shall be issued initially in the form of one or more permanent Global Securities ("Global Securities") in definitive, fully registered form without interest coupons, in substantially the form of Exhibit A, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company (and having an executed Subsidiary Guarantee) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.16. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee in the limited circumstances hereinafter provided.

          Securities issued in exchange for interests in Global Securities pursuant to Section 2.06 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Physical Securities").

Section 2.02.    Execution and Authentication.

        One Officer shall sign the Securities for the Company by manual or facsimile signature. Each Subsidiary Guarantor shall execute the Guarantee.

        If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

        A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

        The Trustee shall authenticate on the Issue Date Securities for original issue in an aggregate principal amount not to exceed $150,000,000 upon receipt of an Officers' Certificate of the Company. Each Security shall be dated the date of its authentication. The Trustee shall authenticate on the Option Issue Date Securities for original issue in the aggregate principal amount of up to $30,000,000 upon receipt of an Officer's Certificate, which Option Issue Date shall be identified to the Trustee in such Officers' Certificate. The aggregate principal amount of Securities that may be outstanding shall not exceed $180,000,000.

        All Securities issued under this Indenture shall be treated as a single class for all purposes under this Indenture. The Physical Securities shall bear any legend required by applicable law, as determined, and instructed to the Trustee, by the Company.

Section 2.03.    Registrar, Paying Agent and Conversion Agent.

        The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent"), an office or agency where Securities may be presented for conversion ("Conversion Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent.

        The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent and the Trustee shall have the right to inspect the Securities register at all reasonable times to obtain copies thereof, and the Trustee shall have the right to rely upon such register as to the names and addresses of the Holders and the principal amounts and certificate numbers thereof. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent or fails to give the foregoing notice, the Trustee shall act as such.

        The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent.

Section 2.04.    Paying Agent to Hold Money in Trust.

        Each Paying Agent shall hold in trust for the benefit of Securityholders and the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a

Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

Section 2.05.    Securityholder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least 5 Business Days before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06.    Transfer and Exchange.

        Where a Security is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the New York Uniform Commercial Code are met. Where Securities are presented to the Registrar or a co-Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto except in the case of exchanges pursuant to Sections 2.09, 3.06, or 13.05 not involving any transfer.

        Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

Section 2.07.    Replacement Securities.

        If the Holder of a Security claims that the Security has been lost, destroyed, mutilated or wrongfully taken, the Company shall issue and, upon written request of any Officer of the Company, the Trustee shall authenticate a replacement Security, provided in the case of a lost, destroyed or wrongfully taken Security, that the requirements of Section 8-405 of the New York Uniform Commercial Code are met. If any such lost, destroyed, mutilated or wrongfully taken Security shall have matured or shall be about to mature, the Company may, instead of issuing a substitute Security therefor, pay such Security without requiring (except in the case of a mutilated Security) the surrender thereof. An indemnity bond must be sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced, including the acquisition of such Security by a bona fide purchaser. The Company or the Trustee may charge for its expenses in replacing a Security.

Section 2.08.    Outstanding Securities.

        Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it and those described in this Section. A Security does not cease to be outstanding because the Company, any Subsidiary Guarantor or one of their Affiliates holds the Security.

        If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

        If the Paying Agent holds on a redemption date, Purchase Date, Fundamental Change Purchase Date, or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

        Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.09.    Temporary Securities.

        Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and, upon surrender for cancellation of the temporary Security, the Company and the Subsidiary Guarantors shall execute and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

Section 2.10.    Cancellation.

        The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, redemption or payment. The Trustee and no one else shall cancel and destroy, or retain in accordance with its standard retention policy, all Securities surrendered for registration or transfer, exchange, redemption, paying or cancellation. The Company may not issue new Securities to replace Securities that it has previously paid or delivered to the Trustee for cancellation.

Section 2.11.    Defaulted Interest.

        If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest plus any interest payable on the defaulted interest (to the extent expressly provided herein or in the terms of the Securities) to the Persons who are Securityholders on a subsequent special record date. The Company shall fix such special record date and a payment date which shall be reasonably satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Securityholder a notice that states the record date, the payment date and the amount of defaulted interest to be paid. On or before the date such notice is mailed, the Company shall deposit with the Paying Agent money sufficient to pay the amount of defaulted interest to be so paid. The Company may pay defaulted interest in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

Section 2.12.    Treasury Securities.

        In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver, consent or notice, Securities owned by the Company, the Subsidiary Guarantors or any of their respective Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so considered.

Section 2.13.    CUSIP Numbers.

        The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders of such

Securities; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of any such CUSIP number printed in the notice or on such Securities, and that reliance may be placed only on the other identification numbers printed on such Securities. The Company shall promptly notify the Trustee of any change in any CUSIP number.

Section 2.14.    Deposit of Moneys.

        Prior to 11:00 a.m. New York City time on each interest payment date and maturity date with respect to the Securities, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments due on such interest payment date or maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date or maturity date, as the case may be.

Section 2.15.    Book-Entry Provisions for Global Security.

          (a)   Any Global Security initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear any required legends.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b)   Transfers of any Global Security shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for definitive Securities in accordance with the rules and procedures of the Depository. In addition, definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Security and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue definitive Securities.

          (c)   In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more definitive Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company and the Subsidiary Guarantors shall execute, and the Trustee shall authenticate and deliver, one or more definitive Securities of like tenor and amount.

          (d)   In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company and the Subsidiary Guarantors shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of definitive Securities of authorized denominations.

          (e)   The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (f)    Each Global Security shall also bear the following legend on the face thereof:

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE REFERRED TO HEREIN.

Section 2.16.    Transfers of Physical Securities to Beneficial Interests in Global Securities.

        A Holder of a Physical Security may exchange such Physical Security for a beneficial interest in a Global Security or transfer such Physical Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time (subject, in the case of a transfer, to compliance with the applicable terms of Section 2.18). Upon receipt of a request for such exchange or transfer, the Trustee shall cancel the applicable Physical Security and increase or cause to be increased the aggregate principal amount of one of the Global Security.

Section 2.17.    Restrictive Legends.

        Each Global Security and Physical Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such Security (or any predecessor note) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder), or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof:

    THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE

    TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

    THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

    THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

    THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 8, 2004, ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

Section 2.18.    Special Transfer Provisions.

          (a)   Transfers to QIBs.    The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:

            (i)  the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating that the transfer is pursuant to and in compliance with Rule 144A under the Securities Act, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

           (ii)  if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in a Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

          (b)   Private Placement Legend.    Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time prior to or on the second anniversary of the Issue Date, as shall be certified by the Company to the Registrar upon the Registrar's request from time to time), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (c)   General.    By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.06 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

          (d)   Transfers of Securities Held by Affiliates.    Any certificate (i) evidencing a Security that has been transferred to an Affiliate of the Company within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either the Company or any Affiliate of the Company was an owner of such Security, in each case, bear a legend in substantially the form set forth in Section 2.16, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

          Neither the Registrar nor the Trustee shall be under any duty to monitor or determine compliance with any Federal, state or other securities or tax laws that may be applicable; provided, however, that if a certificate or opinion is specifically required by the express terms of this Section 2.17 to be delivered to the Trustee or the Registrar as a requirement to the registration of a transfer, the Trustee or the Registrar, as the case may be, shall be under a duty to receive the same and to examine it for compliance on its face with the applicable requirements of this Section 2.17.

Section 2.19.    Bid Solicitation Agent.

        The Trustee shall initially serve as the bid solicitation agent (the "Bid Solicitation Agent") for purposes of obtaining secondary market bid quotations for determining Trading Prices. The Company may change the Bid Solicitation Agent at any time; provided, however, the Bid Solicitation Agent shall not be an Affiliate of the Company or the Subsidiary Guarantors. The Bid Solicitation Agent shall solicit bids from nationally recognized securities dealers that are believed by the Company to be willing to bid for the Securities.

Section 2.20.    Tax Treatment of Securities.

        The Company agrees, and by purchasing a beneficial ownership interest in the Securities each Holder, and any Person (including an entity) that acquires a direct or indirect beneficial interest in the Securities, will be deemed to have agreed (i) for U.S. federal income tax purposes to treat the Securities as Indebtedness of the Company that is subject to the Contingent Payment Debt Instrument regulations under Treas. Reg. Sec. 1.1275-4 (the "CPDI Regulations"), (ii) for all tax purposes to treat the Securities as Indebtedness of the Company, (iii) for purposes of the CPDI Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Securities as a contingent payment, (iv) to be bound by the Company's determination that the Securities are contingent payment debt instruments subject to the "noncontingent bond method" of accruing original issue discount within the meaning of the CPDI Regulations with respect to the Securities, (v) to accrue original issue discount at the comparable yield as determined by the Company, and (vi) to be bound by the Company's projected payment schedule with respect to the Securities. The provisions of this Indenture shall be interpreted to further this intention and agreement of the parties. The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the Securities for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the Securities. For purposes of the foregoing, the Company's determination of the "comparable yield" is 7.32% per annum, compounded semiannually. A Holder of Securities may obtain the amount of original issue discount, issue date, comparable yield and projected payment schedule (which schedule is attached as Exhibit B) by submitting a written request for such information to: Beazer Homes USA, Inc., 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328, Attention: Investor Relations.

Section 2.21.    Restriction on Common Stock Issuable Upon Conversion.

        Shares of Common Stock to be issued upon conversion of Securities prior to the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) shall be physically delivered in certificated form to the Holders converting such Securities and the certificate representing such shares of Common Stock shall bear the Restricted Common Stock Legend substantially in the form set forth in Exhibit C hereto, unless removed in accordance with Section 2.21(c).

          (b)   If (i) shares of Common Stock to be issued upon conversion of Securities prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Securities or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock and to the Company a certificate in substantially the form of Exhibit D as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

          (c)   Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such reasonably satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act and that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

ARTICLE THREE

REDEMPTION

Section 3.01.    Redemption at the Option of the Company.

        The Company may redeem all or any portion of the Securities at any time and from time to time on or after June 15, 2009 and prior to maturity at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to the date fixed for redemption, if redeemed during the 12-month period beginning on June 15 of each year indicated below:

Year	Percentage
2009	101.321%
2010	100.661%
2011 and thereafter	100.000%

Section 3.02.    Notices to Trustee.

        If the Company wants to redeem Securities pursuant to Section 3.01, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to Holders. Any such cancelled notice shall be void and of no effect.

        The Company shall give each notice provided for in this Section 3.02 at least 30 days before the notice of any such redemption is to be mailed to Holders (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.03.    Selection of Securities to be Redeemed.

        If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis, or by a method the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities outstanding not previously called for redemption and shall promptly notify the Company of the serial numbers or other identifying attributes of the Securities so selected. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts equal to $1,000 or an integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.04.    Notice of Redemption.

        At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

        The notice shall identify the Securities to be redeemed and shall state:

          (1)   the then current Conversion Rate;

          (2)   that the Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the redemption date;

          (3)   the redemption date;

          (4)   the redemption price;

          (5)   the name and address of the Paying Agent and the Conversion Agent;

          (6)   that Holders who wish to convert Securities must comply with the procedures in Section 10.02 of this Indenture;

          (7)   that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (8)   that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

          (9)   that the Securities are being redeemed pursuant to this Article Three.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall deliver to the Trustee at least 15 days prior to the date on which notice of redemption is to be mailed or such shorter period as may be satisfactory to the Trustee, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.05.    Effect of Notice of Redemption.

        Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price as set forth in the notice of redemption, except for Securities that are converted in accordance with the provisions of Article Ten hereof. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date.

Section 3.06.    Deposit of Redemption Price.

        On or before the redemption date, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

Section 3.07.    Securities Redeemed in Part.

        Upon surrender of a Security that is redeemed in part, the Company and the Subsidiary Guarantors shall execute and the Trustee shall authenticate for each Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE FOUR

COVENANTS

Section 4.01.    Payment of Securities.

          (a)   The Company shall pay or cause to be paid the principal of (and premium, if any) and interest on the Securities in the manner provided in the Securities, the Registration Rights Agreement and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent holds on that date money designated for and sufficient to pay the installment. The date on which the principal of the Securities is payable, unless accelerated or converted pursuant to the terms hereof, shall be the Stated Maturity.

          (b)   The Securities shall bear interest at a rate of 4-5/8% per annum. The Company shall pay interest semiannually on June 15 and December 15 of each year until the principal is paid or made available for payment, commencing on December 15, 2004, to the Persons in whose name the Securities are registered at the close of business on the June 1 or December 1, as applicable, of such year; provided that the Company shall pay interest payable at the Stated Maturity or on a Purchase Date, Fundamental Change Purchase Date or redemption date to such Persons to whom principal is then payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The date from which interest shall accrue for each Security shall be the most recent to occur of June 8, 2004 or the most recent interest payment date. The Company shall pay interest on overdue principal at the rate borne by the Securities and shall pay interest on overdue installments of interest at the same rate.

          (c)   The Company will pay contingent interest ("Contingent Interest") to the Holders of the Securities in respect of any six-month interest period from June 15 to December 14 or December 15 to June 14 of each year until the principal is paid or made available for payment, commencing on or after June 15, 2009, for which the average Trading Price of a Security for the applicable five Trading Day reference period equals or exceeds 120% of $1,000 per $1,000 principal amount of Securities as of the day immediately preceding the first day of the applicable six-month interest period. The "five Trading Day reference period" means the five Trading Days ending on the second Trading Day immediately preceding the relevant six-month interest period. For any six-month interest period in respect of which Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Securities shall equal 0.25% of the average Trading Price for the Securities per $1,000 principal amount of Securities during the applicable five Trading Day reference period.

          The record dates and payment dates for Contingent Interest, if any, will be the same as the record date and interest payment dates for the semi-annual interest payments on the Securities payable pursuant to Section 4.01(b).

          On or before each applicable six-month interest period commencing on or after June 15, 2009, the Company shall determine whether Contingent Interest is payable in respect of such interest period. Upon determination that Holders will be entitled to receive Contingent Interest which may become payable, the Company shall promptly notify the Holders and the Trustee in writing. In connection with providing such notice, the Company will issue a press release and publish a notice containing information regarding the Contingent Interest determination in a newspaper of general circulation in The City of New York or publish such information on the Company's then existing Web site or through such other public medium as the Company shall determine.

Section 4.02.    Maintenance of Office or Agency.

        The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee.

Section 4.03.    Compliance Certificate.

        The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default by the Company in performing any of its obligations under this Indenture. If they do know of such a Default, the certificate shall describe the Default and shall briefly describe the actions, if any, that the Company intends to take to remedy the Default.

Section 4.04.    Subsidiary Guarantees.

        After the date hereof, the Company will cause each of its Subsidiaries (other than any Excluded Subsidiary and, in the Company's discretion, any Subsidiary the assets of which have a book value of not more than $5,000,000) to be a Subsidiary Guarantor hereunder in accordance with the provisions of Section 6.03 hereof. The Company may, in its discretion, cause any other Subsidiary to become a Subsidiary Guarantor hereunder in the same manner.

ARTICLE FIVE

SUCCESSOR CORPORATION

Section 5.01.    Consolidations and Mergers of Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions.

          (a)   Neither the Company nor any Subsidiary Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Securities, the Subsidiary Guarantees or this Indenture (as an entirety or substantially in one transaction or series of related transactions), to any Person or permit any of its Subsidiaries to do any of the foregoing (in each case other than with the Company or another Subsidiary of the Company) unless:

            (i)  the Person formed by or surviving such consolidation or merger (if other than the Company or such Subsidiary Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a solvent corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or such Subsidiary Guarantor, as the case may be, under the Securities or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be, and this Indenture,

           (ii)  immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, and

          (iii)  immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the consolidated tangible net worth of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be at least equal to the consolidated tangible net worth of the Company immediately prior to such transaction.

          The foregoing provisions shall not apply to a transaction involving the consolidation or merger of a Subsidiary Guarantor with or into another Person, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, that results in such Subsidiary Guarantor being released from its Subsidiary Guarantee as provided under Section 6.04.

          (b)   Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

          In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

          (c)   Officers' Certificate and Opinion of Counsel. Any consolidation, merger, sale, lease or conveyance permitted under subsection (a) above is also subject to the condition that the Trustee receive an Officers' Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor corporation, complies with the provisions of this Article Five and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE SIX

SUBSIDIARY GUARANTEES

Section 6.01.    Subsidiary Guarantees of Securities.

          (a)   Subject to the provisions of this Article Six, each Subsidiary Guarantor hereby jointly and severally unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Subsidiary Guarantor to the Holders or the Trustee hereunder or thereunder, that: (1) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other obligations with respect to the Securities and this Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Securities, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the

  Securities shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Company and the Subsidiary Guarantors.

          (b)   Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Securities with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (1) subject to this Article Six, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Eleven of this Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligations as provided in Article Eleven of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

          (c)   This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Subsidiary Guarantees shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          (d)   No stockholder, officer, director, employer or incorporator, past, present or future, or any Subsidiary Guarantor, as such, shall have any personal liability under this Subsidiary Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

          (e)   The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

          (f)    Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Subsidiary Guarantor, result in the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees not constituting such fraudulent transfer or conveyance.

Section 6.02.    Execution and Delivery of Subsidiary Guarantee.

          (a)   To further evidence the Subsidiary Guarantee set forth in Section 6.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee, substantially in the form included in Exhibit A hereto, shall be endorsed on each Security authenticated and delivered by the Trustee after such Subsidiary Guarantee is executed and executed by either manual or facsimile signature of an Officer of each Subsidiary Guarantor. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          (b)   Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 6.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

          (c)   If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Subsidiary Guarantor's Subsidiary Guarantee of such Security shall be valid nevertheless.

          (d)   The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.

Section 6.03.    Additional Subsidiary Guarantors.

        Any Person may become a Subsidiary Guarantor by the Company causing to be delivered to the Trustee (a) written notice from the Company that the Company is causing the Subsidiary (or other Person) to become a Subsidiary Guarantor hereunder, (b) a supplemental indenture in form and substance satisfactory to the Trustee, duly executed and delivered by the Company and such Subsidiary Guarantor, which subjects such Person to the provisions of this Indenture as a Subsidiary Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

Section 6.04.    Release of a Subsidiary Guarantor.

          (a)   Subject to the provisions of Article Five hereof, if all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Six without any further action required on the part of the Trustee or any Holder.

          (b)   Upon the release of the guarantee by a Subsidiary Guarantor under all then outstanding Applicable Debt, the Subsidiary Guarantee of such Subsidiary Guarantor under the Indenture will be released and discharged at such time and no Subsidiary thereafter acquired or created will be required to be a Subsidiary Guarantor. In the event that any such released Subsidiary Guarantor thereafter guarantees any Applicable Debt (or if any released guarantee under any Applicable Debt is reinstated or renewed), then any such released Subsidiary Guarantor and any other Subsidiary of the Company then existing (other than any title or warranty Subsidiaries of the Company) will guarantee the Securities on the terms and conditions set forth in this Indenture. For purposes of this clause (a), Applicable Debt secured by a lien on such Subsidiary's property or issued by such Subsidiary shall be deemed guaranteed by such Subsidiary.

          (c)   The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the release of the guarantee by such Subsidiary Guarantor under all then outstanding Applicable Debt and that such Subsidiary Guarantor is entitled to the release of its Subsidiary Guarantee under the Securities and the Indenture, all in compliance with this Section 6.04. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, will remain or be liable under its Subsidiary Guarantee as provided in this Article Six.

          (d)   The Trustee shall execute any documents reasonably requested by the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Securities and under this Article Six.

          (e)   In the event that any released Subsidiary Guarantor becomes obligated to guarantee the Securities pursuant to the second sentence of Section 6.04(b), the Company shall give prompt notice thereof to the Trustee and shall promptly cause such Subsidiary Guarantor to guarantee the Securities in accordance with, and shall otherwise comply with, the terms of Section 6.03.

          Except as set forth in Article Five hereof and this Section 6.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 6.05.    Waiver of Subrogation.

        Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any of its Subsidiaries that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under this Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company or any of its Subsidiaries, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any of its Subsidiaries, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 6.05 is knowingly made in contemplation of such benefits.

ARTICLE SEVEN

PURCHASE UPON A FUNDAMENTAL CHANGE

Section 7.01.    Purchase at the Option of the Holder Upon a Fundamental Change.

        If a Fundamental Change shall occur at any time prior to the Stated Maturity, each Holder shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's Securities for cash on a date specified by the Company that is no later than 35 days after the date of the Company Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 9.04) (the "Fundamental Change Purchase Date"). The Securities shall be repurchased in integral multiples of $1,000 of the principal amount. The Company shall purchase such Securities at a price (the "Fundamental Change Purchase Price") equal to 100% of the principal amount of the Securities to be purchased plus accrued and unpaid interest, including Contingent Interest and Additional Amounts, if any, to the Fundamental Change Purchase Date. No Securities may be purchased at the option of the Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the Securities).

Section 7.02.    Notice of Fundamental Change.

        The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders and the Trustee a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 9.01 hereof, on or before the 30th day after the occurrence of such Fundamental Change.

Section 7.03.    Exercise of Option.

        For a Security to be so purchased at the option of the Holder, the Paying Agent must receive such Security duly endorsed for transfer, together with a written notice of purchase (a "Fundamental Change Purchase Notice") and the form entitled "Form of Fundamental Change Purchase Notice" on the reverse thereof duly completed, on or before the 35th day after the date of the Company Notice of the occurrence of such Fundamental Change, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

          (a)   if certificated, the certificate numbers of the Securities which the Holder shall deliver to be purchased, or, if not certificated, the Fundamental Change Purchase Notice must comply with appropriate Depositary procedures;

          (b)   the portion of the principal amount of the Securities which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

          (c)   that such Securities shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in this Indenture.

Section 7.04.    Procedures.

          (a)   The Company shall purchase from a Holder, pursuant to Section 7.01, Securities if the principal amount of such Securities is $1,000 or a multiple of $1,000 if so requested by such Holder.

          (b)   Any purchase by the Company contemplated pursuant to the provisions of Section 7.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Securities.

          (c)   Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by Section 7.03 shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 9.02.

          (d)   The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

          (e)   On or before 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Fundamental Change Purchase Price of the Securities to be purchased pursuant to Article Seven hereof. Payment by the Paying Agent of the Fundamental Change Purchase Price for such Securities shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Securities. If the Paying Agent holds, in accordance with the terms of this Indenture, money sufficient to pay the Fundamental Change Purchase Price of such Securities on the Business Day following the Fundamental Change Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Securities). Nothing herein shall preclude any withholding tax required by law.

          (f)    The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

          (g)   All questions as to the validity, eligibility (including time of receipt) and acceptance of any Securities for purchase shall be determined by the Company, whose determination shall be final and binding.

ARTICLE EIGHT

PURCHASE AT THE OPTION OF THE HOLDER

Section 8.01.    Purchase by the Company at the Option of the Holder.

        (a)   On each of June 15, 2011, June 15, 2014 and June 15, 2019 (each, a "Purchase Date"), Holders shall have the option to require the Company to purchase any Securities at a purchase price (the "Purchase Price") equal to 100% of the principal amount of the Securities to be purchased plus any accrued and unpaid interest to such Purchase Date, upon:

          (1)   delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the Business Day prior to such Purchase Date, stating:

              (i)  if certificated, the certificate numbers of the Securities which the Holder will deliver to be purchased, or, if not certificated, the Purchase Notice must comply with appropriate Depositary procedures;

             (ii)  the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

            (iii)  that such Securities shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in this Indenture; and

          (2)   delivery or book-entry transfer of such Securities to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 8.01 only if the Securities so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

        (b)   The Company shall purchase from a Holder, pursuant to the terms of this Section 8.01, Securities if the principal amount of such Securities is $1,000 or a multiple of $1,000 if so requested by such Holder.

        (c)   Any purchase by the Company contemplated pursuant to the provisions of this Section 8.01 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Securities.

        (d)   Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 8.01 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 9.02.

        (e)   The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

        (f)    On or before 11:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Purchase Price of the Securities to be purchased pursuant to this Section 8.01. Payment by the Paying Agent of the Purchase Price for such Securities shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Securities. If the Paying Agent holds, in accordance with the terms of this Indenture, money sufficient to pay the Purchase Price of such Securities on the Business Day following the Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of the Securities).

        (g)   The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

        (h)   All questions as to the validity, eligibility (including time of receipt) and acceptance of any Securities for purchase shall be determined by the Company, whose determination shall be final.

ARTICLE NINE

CONDITIONS AND PROCEDURES FOR PURCHASES AT OPTION OF HOLDERS

Section 9.01.    Notice of Purchase Date or Fundamental Change.

        (a)   The Company shall send notices (each, a "Company Notice") to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Security register maintained by the Registrar, and delivered to the Trustee and Paying Agent, not less than 20 Business Days prior to each Purchase Date, or on or before the 30th day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a "Company Notice Date"). Each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice, as applicable, to be completed by a Holder and shall state:

          (1)   the applicable Purchase Price or Fundamental Change Purchase Price, excluding accrued and unpaid interest, Conversion Rate at the time of such notice (and any adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest, if any, that will be payable with respect to the Securities on the applicable Purchase Date or Fundamental Change Purchase Date;

          (2)   if the notice relates to a Fundamental Change, the events causing the Fundamental Change and the date of the Fundamental Change;

          (3)   the Purchase Date or Fundamental Change Purchase Date;

          (4)   the last date on which a Holder may exercise its purchase right;

          (5)   the name and address of the Paying Agent and the Conversion Agent;

          (6)   that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

          (7)   that Securities as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice or Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (8)   that the Purchase Price or Fundamental Change Purchase Price for any Securities as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Securities;

          (9)   the procedures the Holder must follow under Article Seven or Article Eight hereof, as applicable, and Article Nine hereof;

          (10) briefly, the conversion rights of the Securities;

          (11) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Securities covered by any Purchase Notice or Fundamental Change Purchase Notice, as applicable, interest will cease to accrue on and after the Purchase Date or Fundamental Change Purchase Date, as applicable;

          (12) the CUSIP or ISIN number of the Securities; and

          (13) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice, as applicable.

        (b)   In connection with providing such Company Notice, the Company will issue a press release and publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company's then existing Web site or through such other public medium as the Company may use at the time.

        (c)   At the Company's request, made at least 15 Business Days prior to the date upon which such notice is to be mailed (or such shorter period as may be satisfactory to the Trustee), and at the Company's expense, the Paying Agent shall give the Company Notice to the Holders in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

Section 9.02.    Effect of Purchase Notice or Fundamental Change Purchase Notice; Effect of Event of Default.

        (a)   Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 8.01 or Section 7.03, as applicable, the Holder of the Securities in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price with respect to such Securities. Such Purchase Price or Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Securities (provided the conditions in Section 8.01 or Section 7.03, as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 8.01 or Section 7.03, as applicable. Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase

Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

        (b)   A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

          (1)   if certificated, the certificate number of the Securities in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate Depositary procedures;

          (2)   the principal amount of the Securities with respect to which such notice of withdrawal is being submitted; and

          (3)   the principal amount, if any, of such Securities which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

        (c)   There shall be no purchase of any Securities pursuant to Article Seven or Article Eight hereof if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 9.03.    Securities Purchased in Part.

        Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Securities, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased or redeemed.

Section 9.04.    Covenant to Comply with Securities Laws upon Purchase of Securities.

        In connection with any offer to purchase Securities under Article Seven or Article Eight hereof, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Article Seven or Article Eight hereof to be exercised in the time and in the manner specified in Article Seven or Article Eight hereof.

Section 9.05.    Repayment to the Company.

        The Trustee and the Paying Agent shall return to the Company, at the Company's written request, any cash or property that remains unclaimed remains unclaimed for two years, together with interest that the Trustee or Paying Agent, as the case may be, has agreed in writing to pay, if any, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 7.04(e) or Section 8.01(f), as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed in writing to pay, if any. Following the two year period referred to in the preceding sentence, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person.

Section 9.06.    Officers' Certificate.

        At least 15 Business Days before the Company Notice Date (or such shorter period as may be satisfactory to the Trustee), the Company shall deliver an Officers' Certificate to the Trustee (provided, that at the Company's option, the matters to be addressed in such Officers' Certificate may be divided among two such certificates) specifying:

          (1)   the manner of payment selected by the Company; and

          (2)   whether the Company desires the Trustee to give the Company Notice to the Holders required by Section 9.01 hereof.

ARTICLE TEN

CONVERSION OF SECURITIES

Section 10.01.    Right to Convert.

        (a)   Subject to the procedures set forth in this Indenture, a Holder may convert Securities into Common Stock on or before the close of business on the Stated Maturity during the periods and upon satisfaction of at least one of the conditions set forth in paragraph (b) below. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 principal amount (the "Conversion Rate") is subject to adjustment as herein set forth. The initial Conversion Rate is 6.48 shares of Common Stock issuable upon conversion of a Security per $1,000 principal amount. A Holder may convert a portion of the principal amount of Securities if the portion is $1,000 or a multiple of $1,000.

        (b)   A Holder may convert Securities into Common Stock on or before the close of business on the Stated Maturity during the periods and upon satisfaction of at least one of the conditions set forth below:

          (1)   in any calendar quarter (and only during such calendar quarter) if the Last Reported Sale Price for Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is greater than or equal to 120% of the Conversion Price per share of Common Stock on such last Trading Day;

          (2)   during any period in which either (A) the credit rating assigned to the Securities by Moody's Investors Service, Inc. is lower than B1 or (B) the credit rating assigned to the Securities by Standard & Poors Rating Services is lower than B+;

          (3)   during any period in which the Securities no longer are assigned credit ratings by Moody's Investors Services, Inc. or Standard & Poor's Ratings Services or their successors;

          (4)   in the event that the Company calls the Securities for redemption pursuant to Article Three hereof, at any time prior to the close of business on the second Business Day immediately preceding the redemption date; or

          (5)   the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction; or

          (6)   the Company elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 5% of the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or (ii) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date of the distribution, in which case the Company must notify the Holders (and the Trustee) in writing at least 20 Business Days immediately prior to the ex date for such distribution; once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex date or the Company's announcement that such distribution will not take place; provided, however, that a Holder may not exercise this right to convert if the Holder may participate in the distribution without conversion; as used in this clause (6), the term "ex date," means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Last Reported Sale Price was obtained without the right to receive such distribution; or

          (7)   during the five Business Day period after any five consecutive Trading Day period in which the trading price of the Securities for each day of such five Trading Day period was less than 98% of the product of the Last Reported Sale Price and the Conversion Rate as of each such Trading Day, in which case Securities surrendered for conversion into shares of Common Stock pursuant to this clause (7) may be surrendered in integral multiples of $1,000 Principal Amount at any time during such five Business Day period; provided that if, on the date of any conversion pursuant to this clause (7), the Last Reported Sale Price of the Common Stock is between 100% and 120% of the Conversion Price as of such date, the Holders of Securities surrendered for conversion shall receive, in lieu of Common Stock based on the Conversion Rate, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to the principal amount of Securities plus accrued and unpaid interest, if any ("Principal Value Conversion"); solely for purposes of this clause (7), the "trading price" of the Securities shall mean, on any date, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for $5,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of Securities from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the trading price per $1,000 principal amount of

  Securities shall be deemed to be less than 98% of the product of the Last Reported Sale Price on such date and the Conversion Rate on such date.

        If a Holder surrenders its Securities for a Principal Value Conversion, the Company shall notify such Holder by the second Trading Day following the Conversion Date whether the Company will pay such Holder all or a portion of the principal amount plus accrued and unpaid interest, if any, in cash, Common Stock or a combination of cash and Common Stock, and in what percentage. Any Common Stock delivered upon a Principal Value Conversion will be valued at the Applicable Stock Price. The Company will pay such Holder any portion of the principal amount plus accrued and unpaid interest, if any, to be paid in cash and deliver Common Stock with respect to any portion of the principal amount plus accrued and unpaid interest, if any, to be paid in Common Stock, no later than the fifth Business Day following the determination of the Applicable Stock Price.

        In connection with any conversion pursuant to clause (7) of Section 10.01(b), the Trustee shall not have any obligation to determine the trading price (as defined in such clause (7)) of the Securities unless the Company has requested such determination in writing and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that such trading price is less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. At such time, the Company shall instruct the Trustee in writing to determine the trading price of the Securities beginning on the next Trading Day and on each successive Trading Day until the trading price of the Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate as of such Trading Day.

Section 10.02.    Conversion Procedures.

        (a)   To convert Securities, a Holder must satisfy the requirements in this Section 10.02. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share pursuant to Section 10.03. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Securities on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Securities shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Securities, such Person shall no longer be a Holder of such Securities.

        (b)   No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section 10.06 or as otherwise provided in this Indenture.

        (c)   On conversion of Securities, that portion of accrued interest, if any, with respect to the converted Securities shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares pursuant to Section 10.03) in exchange for the Securities being converted pursuant to the provisions hereof, and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and accrued and unpaid Contingent Interest, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Securities being converted pursuant to the provisions hereof. Notwithstanding conversion of any Securities, the Holders of the Securities and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

        (d)   If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.

        (e)   Upon surrender of a Security that is converted in part, the Company and the Subsidiary Guarantors shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

        (f)    If the last day on which Securities may be converted is a legal holiday in a place where a Conversion Agent is located, the Securities may be surrendered to that Conversion Agent on the next succeeding day that it is not a Legal Holiday.

Section 10.03.    Cash Payments in Lieu of Fractional Shares.

        The Company shall not issue a fractional share of Common Stock upon conversion of Securities. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

Section 10.04.    Taxes on Conversion.

        If a Holder converts Securities, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any withholding tax required by law.

Section 10.05.    Covenants of the Company.

        (a)   The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

        (b)   All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

        (c)   The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Securities, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 10.06.    Adjustment of Conversion Rate.

        The Conversion Rate shall be adjusted from time to time by the Company as follows:

          (a)   If the Company hereafter pays a dividend or makes a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that it shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

            (1)   the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

            (2)   the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

        such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          (b)   If the Company issues rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within sixty (60) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price as of the date immediately preceding the record date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

            (1)   the numerator of which shall be the number of shares of Common Stock outstanding on the record date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

            (2)   the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the record date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the Current Market Price as of the date immediately preceding the record date fixed for determination of stockholders entitled to receive such rights or warrants.

        Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price as of the date immediately preceding the record date fixed for determination of stockholders entitled to receive such rights or warrants, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c)   If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d)   If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock assets, debt securities, shares of any class of capital stock of the Company or rights or warrants to purchase any securities of the Company excluding (x) any dividend or distribution or issuance referred to in Section 10.06(a), (b) or (g) and (y) any dividend or distribution paid exclusively in cash (any of the foregoing hereinafter in this Section 10.06(d) called the "Distributed Assets or Securities"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

              (i)  the numerator of which shall be the Current Market Price on such Record Date; and

             (ii)  the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the difference between the Current Market Price on the Record Date and the then Fair Market Value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Assets or Securities such holder would have received had such holder converted each Security on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.06(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

        Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06(d) (and no adjustment to the Conversion Rate under this Section 10.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.06(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.06 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

        For purposes of this Section 10.06(d) and Section 10.06(a) and (b), any dividend or distribution to which this Section 10.06(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock described in Section 10.06(b) (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of assets, debt securities or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 10.06(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 10.06(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections 10.06(a) and (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 10.01(a).

          (e)   If the Company shall, by dividend or otherwise, make distributions consisting exclusively of cash to all holders of its Common Stock, excluding any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed $0.10 (the "Dividend Threshold Amount") then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

            (1)   the numerator of which shall be the Current Market Price on such record date; and

            (2)   the denominator of which shall be the Current Market Price on such record date less the amount of cash so distributed applicable to one share of Common Stock,

such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one share of Common

Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Security on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 10.06(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the Dividend Threshold Amount. If an adjustment is required to be made as set forth in this Section 10.06(e) as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

          (f)    If a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Last Reported Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

            (1)   the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Last Reported Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

            (2)   the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time and the Last Reported Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

          (g)   If the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

            (1)   the numerator of which shall be the sum of (A) the average of the Last Reported Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date") plus (B) the fair market value of the securities distributed in respect of each share of

    Common Stock for which this Section 10.06(g) applies and shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the closing sale prices of those securities distributed for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

            (2)   the denominator of which shall be the average of the Last Reported Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to become effective immediately prior to the opening of business on the day following fifteenth Trading Day after the Ex-Dividend Date; provided that if (x) the average of the Last Reported Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus (y) the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 10.06(g) applies (as calculated in clause (B) of Section 10.06(g) above) is less than $1.00, then the adjustment provided by for by this Section 10.06(g) shall not be made and in lieu thereof the provisions of Section 10.10 shall apply to such distribution.

          (h)   Notwithstanding anything to the contrary, in the event of an adjustment to the Conversion Rate pursuant to Section 10.06(e) or (f), in no event with the Conversion Rate exceed 10.0766 (the "Maximum Conversion Rate"). The Maximum Conversion Rate is subject to the same proportional adjustments made to the Conversion Rate pursuant to Section 10.06(a), (b), (c), (d) or (g).

          (i)    If any adjustment or readjustment is made to the Conversion Rate pursuant to this Section 10.06 (other than pursuant to 10.06(e)), the same proportional adjustment shall be made to the Dividend Threshold Amount; provided that the Dividend Threshold Amount shall be decreased whenever the Conversion Rate is increased and increased whenever the Conversion Rate is decreased.

          (j)    Solely for purposes of this Section 10.06, the following terms shall have the meaning indicated:

              (i)  "Current Market Price" shall mean the average of the daily Last Reported Sale Prices per share of Common Stock for the twenty consecutive Trading Days ending on the earlier of such date of determination and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Last Reported Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

        If another issuance, distribution, subdivision or combination to which Section 10.06 applies occurs during the period applicable for calculating "Current Market Price" pursuant to the definition in the preceding paragraph, "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Last Reported Sale Price of the Common Stock during such period.

             (ii)  "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (k)   The Company may make such increases in the Conversion Rate in addition to those required by 10.06(a), (b), (c), (d), (e), (f) or (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

        To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

          (l)    No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 10.06(l) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10.06 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. To the extent the Securities become convertible into cash, assets or property, subject to Section 10.10, no adjustment need be made thereafter as to the cash, assets or property. Interest will not accrue on any cash into which the Securities are convertible.

          (m)  Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee or Conversion Agent shall have received such Officers' Certificate, the Trustee or Conversion Agent, as the case may be, shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security at his last address appearing on the Security register maintained by the Registrar within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (n)   In any case in which this Section 10.06 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 10.06(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 10.06(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 10.06(f) (each a "Determination Date"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion, or cash in lieu thereof, by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion, or cash in lieu thereof, before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 10.03. For purposes of this Section 10.06(n), the term "Adjustment Event" shall mean:

              (i)  in any case referred to in clause (1) hereof, the occurrence of such event,

             (ii)  in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

            (iii)  in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

            (iv)  in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

          (o)   For purposes of this Section 10.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 10.06, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 10.07.    When No Adjustment Required.

        No adjustment to the Conversion Rate need be made:

          (a)   upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

          (b)   upon the issuance of any shares of Common Stock or options or rights to purchase or acquire those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

          (c)   upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in paragraph (b) above and outstanding as of the date of this Indenture;

          (d)   for a change in the par value or no par value of the Common Stock; or

          (e)   for accrued and unpaid interest (including Contingent Interest or Additional Interest, if any).

Section 10.08.    Notice of Certain Transactions.

        In the event that:

          (a)   the Company takes any action which would require an adjustment in the Conversion Rate;

          (b)   the Company takes any action that requires a supplemental indenture pursuant to Section 10.09; or

          (c)   there is a dissolution, whether voluntary or involuntary, or liquidation or winding-up of the Company;

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 10.08.

Section 10.09.    Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

        If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which 10.06(c) applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or transfer of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or transfer by a holder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or transfer assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or transfer (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or transfer is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 10.09 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or transfer for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Ten, and shall be accompanied by delivery to the Trustee of an Officers' Certificate from the Company to the effect that such supplemental indenture complies with and satisfies the requirements of this Section 10.09.

        The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities, at its address appearing on the Security register, within twenty (20) days after execution thereof and shall issue a press release containing such information and publish such information on its website on the World Wide Web. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

        The above provisions of this Section 10.09 shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, combinations, sales and transfers.

        If this Section 10.09 applies to any event or occurrence, Section 10.06 shall not apply.

Section 10.10.    Trustee's Disclaimer.

        The Trustee shall have no duty to determine when an adjustment under this Article Ten should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.06(m). The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article Ten.

        The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.09, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.09.

Section 10.11.    Rights Issued in Respect of Common Stock Issued Upon Conversion.

        Each share of Common Stock issued upon conversion of Securities pursuant to this Article Ten shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement in existence on the date hereof (including, without limitation, the Rights Agent, dated as of June 21, 1996, between the Company and First Chicago Trust Company of New York, as rights agent) or adopted by the Company, in each case as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article Ten, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made pursuant to Section 10.06(d) upon the separation of the Rights from the Common Stock.

Section 10.12.    Company Determination Final.

        Any determination that the Company or the Board of Directors must make pursuant to Section 10.02, 10.03, 10.06 or 10.09 shall be conclusive.

ARTICLE ELEVEN

DEFAULTS AND REMEDIES

Section 11.01.    Events of Default.

        (a)   "Event of Default," wherever used herein, means any of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i)  the failure by the Company to pay interest on any Security when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

           (ii)  the failure by the Company to pay the principal or premium of any Security when the same becomes due and payable at Maturity, upon acceleration or otherwise;

          (iii)  the failure by the Company or any of its Subsidiaries to comply with any of its agreements or covenants in, or provisions of, the Securities, the Subsidiary Guarantees or this Indenture and such failure continues for the period and after the notice specified in Section 11.01(c) below;

          (iv)  the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries that has an outstanding principal amount of $25.0 million or more in the aggregate;

           (v)  the failure by the Company or any of its Subsidiaries to make any principal or interest payment in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries with an outstanding aggregate amount of $25.0 million or more within five days of such principal or interest payment becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness); provided that if such failure to pay shall be remedied, waived or extended, then the Event of Default hereunder shall be deemed likewise to be remedied, waived or extended without further action by the Company;

          (vi)  a final judgment or judgments that exceed $25.0 million or more in the aggregate, for the payment of money, having been entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

         (vii)  the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (A)  commences a voluntary case,

            (B)  consents to the entry of an order for relief against it in an involuntary case,

            (C)  consents to the appointment of a Custodian of it or for all or substantially all of its property, or

            (D)  makes a general assignment for the benefit of its creditors;

        (viii)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A)  is for relief against the Company or any Material Subsidiary as debtor in an involuntary case,

            (B)  appoints a Custodian of the Company or any Material Subsidiary or a Custodian for all or substantially all of the property of the Company or any Material Subsidiary, or

            (C)  orders the liquidation of the Company or any Material Subsidiary and the order or decree remains unstayed and in effect for 60 days; or

          (ix)  any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture and the Subsidiary Guarantee).

        (b)   The Trustee will not be deemed to know of a Default unless a Trust Officer has actual knowledge of such Default or receives written notice of such Default with specific reference to such Default.

        (c)   A Default under Section 11.01(a)(iii) hereof will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If such a Default is cured within such time period, it ceases.

        (d)   If an Event of Default (other than an Event of Default with respect to the Company specified in clause (vii) or (viii) of Section 11.01(a) hereof) shall have occurred and be continuing under this Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare all Securities to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Securities, as determined in Section 11.01(e) hereof, will be due and payable immediately. If an Event of Default with respect to the Company specified in clause (vii) or (viii) of Section 11.01(a) hereof occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. The Holders of a majority in principal amount of the Securities then outstanding by written notice to the Trustee and the Company may waive such Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the Securities under this Indenture. Holders of a majority in principal amount of the then outstanding Securities may rescind an acceleration and its consequences (except an acceleration due to nonpayment of principal or interest on the Securities) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

        (e)   In the event that the maturity of the Securities is accelerated pursuant to Section 11.01(d) hereof, 100 percent of the principal amount of the Securities will become due and payable plus accrued interest, if any, to the date of payment.

        (f)    The Company shall deliver to the Trustee a quarterly statement regarding compliance with the provisions under this Indenture, and include in such statement, if any Officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company shall deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default and any other development, financial or otherwise, which might materially affect its business, properties or affairs or the ability of the Company to perform its obligations under this Indenture.

Section 11.02.    Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision in the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 11.03.    Waiver of Existing Defaults.

        Subject to Section 13.02, the Holders of a majority in principal amount of the outstanding Securities on behalf of all the Holders of the Securities by notice to the Trustee may waive an existing Default and its consequences. When a Default is waived, it is cured and stops continuing, and any

Event of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 11.04.    Control by Majority.

        The Holders of a majority in principal amount of outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities. The Trustee, however, may refuse to follow any direction (i) that conflicts with law or this Indenture, (ii) that, subject to Section 12.01, the Trustee determines is unduly prejudicial to the rights of other Securityholders, or (iii) that would involve the Trustee in personal liability.

Section 11.05.    Limitation on Suits.

        A Securityholder may not pursue any remedy with respect to this Indenture unless:

          (1)   the Holder gives to the Trustee written notice of a continuing Event of Default on the Securities;

          (2)   the Holders of at least a majority in principal amount of outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3)   such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4)   the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5)   no written request inconsistent with such written request shall have been given to the Trustee pursuant to this Section 11.05.

        A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 11.06.    Rights of Holders to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 11.07.    Collection Suit by Trustee.

        If an Event of Default in payment of interest or principal specified in Section 11.01(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

Section 11.08.    Trustee May File Proofs of Claim.

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property, and unless prohibited by applicable law or regulation, may vote on behalf of the Holders in any election of a Custodian, and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Securityholder except as aforesaid for the election of the Custodian.

Section 11.09.    Priorities.

        If the Trustee collects any money pursuant to this Article Eleven, it shall pay out the money in the following order:

          First:    to the Trustee for amounts due under Section 12.07;

          Second:    to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third:    to the Company or the Subsidiary Guarantors as their interests may appear.

        The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 11.09.

Section 11.10.    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having the due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 11.06 or a suit by Holders of more than 10% in principal amount of the Securities.

ARTICLE TWELVE

TRUSTEE

Section 12.01.    Duties of Trustee.

        (a)   If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions from the Holders of a majority in principal amount of the Securities, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b)   Except during the continuance of an Event of Default known to the Trustee:

          (1)   The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (2)   In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts or matters stated therein.

        (c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1)   This paragraph does not limit the effect of paragraph (b) of this Section.

          (2)   The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

        (d)   The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 11.04 or any other direction of the Holders permitted hereunder.

        (e)   Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 12.01.

        (f)    The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

        (g)   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        (h)   None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it. Without limiting the generality of the foregoing, the Trustee shall not be under an obligation to exercise any rights or powers at the request or direction of any Holders of Securities unless such Holders (upon request from the Trustee) have offered, and if requested by the Trustee, delivered, to the Trustee reasonable security on indemnity against the costs, expenses or liabilities that might be incurred.

Section 12.02.    Rights of Trustee.

        (a)   The Trustee may rely and shall be protected in acting or refraining from acting on any document, resolution, certificate, instrument, report, or direction believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, resolution, certificate, instrument, report, or direction.

        (b)   Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to Sections 14.04 and 14.05 hereof and containing such other statements as the Trustee reasonably deems necessary to perform its duties hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate, Opinion of Counsel or any other direction of the Company permitted hereunder.

        (c)   The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d)   The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

        (e)   The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

        (f)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

        (g)   For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default (other than under Section 11.01(a)(i) or (ii)) unless a Trust Officer assigned to and working in the Trustee's corporate trust office has actual knowledge thereof or unless written notice of any Event of Default is received by the Trustee at its address specified in Section 14.02 hereof and such notice references the Securities generally, the Company or this Indenture.

        (h)   Permissive rights and powers granted to the Trustee hereunder shall not be construed to be mandatory duties to act.

        Except with respect to Sections 4.01 and 4.03, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article Four.

        Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

Section 12.03.    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Securities, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 12.10 and 12.11.

Section 12.04.    Trustee's Disclaimer.

        The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or of any prospectus used to sell the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; it shall not be accountable for any money paid to the Company, or upon the Company's direction, if made under and in accordance with any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement of the Company in this Indenture or in the Securities other than its certificate of authentication.

Section 12.05.    Notice of Defaults.

        If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default (which shall specify any uncured Default known to it) within 90 days after it occurs. Except in the case of a default in payment of principal of or interest, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive or any trust committee of such directors and/or responsible officers of the Trustee in good faith determine(s) that withholding the notice is in the interests of Holders.

Section 12.06.    Reports by Trustee to Holders.

        Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA § 313(a) (but if no event described in TIA § 313(a)(2) has occurred within the twelve months preceding the reporting date no report need be transmitted). The Trustee also shall comply with TIA § 313(b) and § 313(c).

        A copy of each report at the time of its mailing to Securityholders shall be delivered to the Company and filed by the Trustee with the Commission and each national securities exchange on which the Securities are listed. The Company agrees to notify the Trustee of each national securities exchange on which the Securities are listed.

Section 12.07.    Compensation and Indemnity.

        The Company shall pay to the Trustee or predecessor trustee from time to time reasonable compensation for their respective services subject to any written agreement between the Trustee and the Company. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel. The Company shall indemnify the Trustee and each predecessor trustee, its officers, directors, employees and agents and hold it harmless against any loss, liability or expense (including without limitation, reasonable attorneys' fees and expenses) incurred or made by or on behalf of it in connection with the administration of this Indenture or the trust hereunder and its duties hereunder including the costs and expenses of defending itself against or investigating any claim in the premises. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's, or its officers', directors', employees' or agents' negligence or bad faith.

        To ensure the Company's payment obligations in this Section, the Trustee shall have a claim prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 11.01 or in connection with Article Eleven hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any bankruptcy law.

Section 12.08.    Replacement of Trustee.

        The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor trustee with the Company's consent. Such resignation or removal shall not take effect until the appointment by the Securityholders or the Company as hereinafter provided of a successor trustee and the acceptance of such appointment by such successor trustee. The Company may remove the Trustee and any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee for any or no reason, including if:

          (1)   the Trustee fails to comply with Section 12.10 after written request by the Company or any bona fide Securityholder who has been a Securityholder for at least six months;

          (2)   the Trustee is adjudged a bankrupt or an insolvent;

          (3)   a receiver or other public officer takes charge of the Trustee or its property; or

          (4)   the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor trustee. If a successor trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or any Holder may petition any court of competent jurisdiction for the appointment of a successor trustee.

        A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor trustee shall mail notice of its succession to each Securityholder.

Section 12.09.    Successor Trustee by Merger, etc.

        If the Trustee consolidates with, merges with or into or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor trustee.

Section 12.10.    Eligibility; Disqualification.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

Section 12.11.    Preferential Collection of Claims Against Company.

        The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE THIRTEEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 13.01.    With Consent of Majority; Without Consent of Holders.

        Subject to Section 13.02, this Indenture or the Securities may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of at least a majority in principal amount of the Securities then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Securities) under, or compliance with any provision of, this Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of a majority in principal amount of the Securities then outstanding. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (1)   to cure any ambiguity, omission, defect or inconsistency;

          (2)   to comply with Article Five;

          (3)   to provide for uncertificated Securities in addition to certificated Securities;

          (4)   to make any other change that does not adversely affect the legal rights of any Holder;

          (5)   to comply with or qualify this Indenture under the TIA; and

          (6)   to reflect a Subsidiary Guarantor ceasing to be liable on the Subsidiary Guarantees in accordance with Section 6.04.

        After an amendment under this Section 13.01 becomes effective, the Company shall mail notice of such amendment to the affected Securityholders.

Section 13.02.    With Consent of All Affected Holders.

        Without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 11.03, may not:

          (1)   reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the rate of or change the time for payment of interest, including defaulted interest, on any Security or alter the manner of calculating Contingent Interest or Additional Amounts;

          (3)   reduce the principal of or change the Stated Maturity of any Security or alter the provisions (including related definitions) with respect to redemption of Securities pursuant to Article Three hereof or to mandatory offers to repurchase Securities pursuant to Article Seven and Article Eight hereof;

          (4)   modify the ranking or priority of the Securities or any Subsidiary Guarantee thereof;

          (5)   release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

          (6)   make any change in Sections 11.03, 11.06, 13.01 or this 13.02;

          (7)   waive a continuing Default or Event of Default in the payment of the principal of or interest on any Security; or

          (8)   make any Security payable at a place or in money other than that stated in the Security.

        It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

        The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

Section 13.03.    Compliance with Trust Indenture Act.

        Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 13.04.    Revocation and Effect of Consents.

        A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver, which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

        After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 13.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 13.05.    Notation on or Exchange of Securities.

        If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee, at which time the Trustee shall place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 13.06.    Trustee to Sign Amendments, etc.

        Subject to Section 12.02(b), the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

ARTICLE FOURTEEN

MISCELLANEOUS

Section 14.01.    Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 14.02.    Notices.

        Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first class mail, postage prepaid, addressed as follows:

        if to the Company or to any Subsidiary Guarantor:

    Beazer Homes USA, Inc.
    1000 Abernathy Road, Suite 1200
    Atlanta, Georgia 30328
    Attention: President

        if to the Trustee:

    SunTrust Bank
    25 Park Place N.E., 24th Floor
    Atlanta, Georgia 30303-2900

    Attention: Corporate Trust Department

        The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

        If the Company mails notice or communications to the Securityholders, it shall mail a copy to the Trustee at the same time.

Section 14.03.    Communications by Holders with Other Holders.

        Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 14.04.    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1)   an Officers' Certificate (which shall include the statements set forth in Section 14.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2)   an Opinion of Counsel (which shall include the statements set forth in Section 14.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants, compliance with which constitutes a condition precedent, if any, provided for in this Indenture relating to the proposed action or inaction, have been complied with and that any such section does not conflict with the terms of this Indenture.

Section 14.05.    Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1)   a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 14.06.    Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules for its functions.

Section 14.07.    Legal Holidays.

        A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions in New York, New York or Atlanta, Georgia are authorized or obligated by law, regulation or executive order to close. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. A Business Day is any day other than a Legal Holiday.

Section 14.08.    Governing Law.

        The laws of the State of New York shall govern this Indenture, the Securities and the Subsidiary Guarantees.

Section 14.09.    No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10.    No Recourse Against Others.

        All liability described in the paragraph of the Securities entitled "No Recourse Against Others" of any director, officer, employee or stockholder, as such, of the Company is waived and released.

Section 14.11.    Successors and Assigns.

        All covenants and agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 14.12.    Duplicate Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.13.    Severability.

        In case any one or more of the provisions contained in this Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities.

SIGNATURES

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date first above written.

BEAZER HOMES USA, INC.
By:	/s/ CORY J. BOYDSTON Name: Cory J. Boydston Title: Vice President

APRIL CORPORATION
BEAZER ALLIED COMPANIES HOLDINGS, INC.
BEAZER HOMES CORP.
BEAZER HOMES HOLDINGS CORP.
BEAZER HOMES INVESTMENT CORP.
BEAZER HOMES SALES ARIZONA INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER MORTGAGE CORPORATION
BEAZER REALTY CORP.
BEAZER REALTY, INC.
BEAZER/SQUIRES REALTY, INC.
CROSSMANN COMMUNITIES OF NORTH CAROLINA, INC.
CROSSMANN COMMUNITIES OF OHIO, INC.
CROSSMANN INVESTMENTS, INC.
CROSSMANN MANAGEMENT INC.
CROSSMANN MORTGAGE CORP.
CUTTER HOMES, LTD.
DELUXE HOMES OF LAFAYETTE, INC.
DELUXE HOMES OF OHIO, INC.
HOMEBUILDERS TITLE SERVICES OF VIRGINIA, INC.
HOMEBUILDERS TITLE SERVICES, INC.
BEAZER REALTY, INC., fka MERIT REALTY, INC.
By:	/s/ CORY J. BOYDSTON Name: Cory J. Boydston Title: Vice President
BEAZER CLARKSBURG, LLC
By:	BEAZER HOMES CORP., its managing partner
By:	/s/ CORY J. BOYDSTON Name: Cory J. Boydston Title: Vice President

BEAZER HOMES TEXAS, L.P.
	By:	BEAZER HOMES TEXAS HOLDINGS, INC., its managing partner
	By:	/s/ CORY J. BOYDSTON Name: Cory J. Boydston Title: Vice President
BEAZER SPE, LLC
	By:	BEAZER HOMES CORP., its managing member
	By:	/s/ CORY J. BOYDSTON Name: Cory J. Boydston Title: Vice President
CROSSMANN COMMUNITIES OF TENNESSEE, LLC
	By:	CROSSMANN COMMUNITIES OF NORTH CAROLINA, INC., its managing member
	By:	/s/ CORY J. BOYDSTON Name: Cory J. Boydston Title: Vice President
CROSSMANN COMMUNITIES PARTNERSHIP
	By:	BEAZER HOMES INVESTMENT CORP., its partner
	By:	/s/ CORY J. BOYDSTON Name: Cory J. Boydston Title: Vice President
PARAGON TITLE, LLC
	By:	BEAZER HOMES INVESTMENT CORP., its partner
	By:	/s/ CORY J. BOYDSTON Name: Cory J. Boydston Title: Vice President
PINEHURST BUILDERS LLC
	By:	CROSSMANN COMMUNITIES OF TENNESSEE, LLC, its managing partner
	By:	CROSSMANN COMMUNITIES OF NORTH CAROLINA, INC., its managing member
	By:	/s/ CORY J. BOYDSTON Name: Cory J. Boydston
Title: Vice President

TEXAS LONE STAR TITLE, L.P.
By:	BEAZER HOMES TEXAS HOLDINGS, INC., its managing partner
By:	/s/ CORY J. BOYDSTON Name: Cory J. Boydston Title: Vice President
TRINITY HOMES LLC
By:	BEAZER HOMES INVESTMENT CORP., its manager
By:	/s/ CORY J. BOYDSTON Name: Cory J. Boydston Title: Vice President
SunTrust Bank, as Trustee
By:	/s/ JACK ELLERIN An Authorized Signatory

Exhibit A

        UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE REFERRED TO HEREIN.(a)

(a)
This paragraph should be included if the Security is issued in global form.

  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

  THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND

  PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

  THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 8, 2004, ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

No.	CUSIP No.:

BEAZER HOMES USA, INC.
a Delaware corporation

promises to pay to
or registered assigns the principal sum of		Dollars on
4 5/8% Convertible Senior Notes due 2024 Interest Payment Dates: June 15 and December 15 Record Dates: June 1 and December 1
Dated:
BEAZER HOMES USA, INC.
	By	Title:

CERTIFICATE OF AUTHENTICATION

SUNTRUST BANK, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:	Authorized Signatory

BEAZER HOMES USA, INC.

4 5/8% Senior Convertible Notes due 2024

1.    Interest.

        BEAZER HOMES USA, INC. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year until the principal is paid or made available for payment, commencing on December 15, 2004, to Holders at the close of business on the immediately preceding June 1 or December 1, as the case may be. This Security shall also bear Contingent Interest in certain circumstances as specified in paragraph 6 below. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment.

        The Company will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Securities at the close of business on the June 1 and December 1 immediately preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.    Paying Agent, Registrar and Conversion Agent.

        Initially, SunTrust Bank (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change or appoint any Paying Agent, Conversion Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Conversion Agent or Registrar or co-Registrar.

4.    Indenture.

        The Company issued the Securities under an Indenture dated as of June 8, 2004 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities and the Subsidiary Guarantees include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Securities and the Subsidiary Guarantees are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of them.

        The Securities are general unsecured and unsubordinated obligations of the Company limited to $180,000,000 aggregate principal amount.

        The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to: Beazer Homes USA, Inc., 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328, Attention: Investor Relations.

5.    Optional Redemption.

        The Company may redeem all or any portion of the Securities at any time and from time to time on or after June 15, 2009 and prior to maturity at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to the date fixed for redemption if redeemed during the 12-month period beginning on June 15 of each year indicated below:

Year	Percentage
2009	101.321%
2010	100.661%
2011 and thereafter	100.000%

        In the event less than all of the Securities are to be redeemed at any time, selection of the Securities to be redeemed will be made by the Trustee from among the outstanding Securities on a pro rata basis, by lot or by any other method permitted by the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. On and after the redemption date, interest will cease to accrue on Securities or portions of them called for redemption.

6.    Contingent Interest.

        The Company will pay Contingent Interest to the Holders of the Securities in respect of any six-month interest period from June 15 to December 14 or December 15 to June 14 commencing on or after June 15, 2009 for which the average Trading Price of a Security for the applicable five Trading Day reference period equals or exceeds 120% of $1,000 per $1,000 principal amount of Securities as of the day immediately preceding the first day of the applicable six-month interest period. The "five Trading Day reference period" means the five Trading Days ending on the second Trading Day immediately preceding the relevant six-month interest period. For any six-month interest period in respect of which Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Securities shall equal 0.25% of the average Trading Price for the Securities per $1,000 principal amount of Securities during the applicable five Trading Day reference period.

        The record dates and payment dates for Contingent Interest, if any, will be the same as the record dates and interest payment dates for the semi-annual interest payments on the Securities described in paragraph 1 of this Security.

        Upon determination that Holders will be entitled to receive Contingent Interest which may become payable, the Company shall notify the Holders. In connection with providing such notice, the Company will issue a press release and publish a notice containing information regarding the Contingent Interest determination in a newspaper of general circulation in The City of New York or publish such information on the Company's then existing Web site or through such other public medium as the Company shall determine.

7.    Purchase by the Company at the Option of the Holder; Purchase at the Option of the Holder Upon a Fundamental Change.

        (a)   Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase the Securities held by such Holder on June 15, 2011, June 15, 2014 and June 15, 2019 (each a "Purchase Date") at a purchase price (the "Purchase Price") equal to 100% of the principal amount of the Securities to be purchased plus any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to such Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day prior to such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. The Company will pay the Purchase Price in cash.

        Securities in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

        (b)   If a Fundamental Change shall occur at any time prior to the Stated Maturity of the Securities, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder's Securities or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is 35 days after the date of the Company Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for a Fundamental Change Purchase Price equal to 100% of the principal amount of Securities purchased plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid by the Company in cash, as set forth in the Indenture.

        Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

        If cash sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, interest (including Contingent Interest and Additional Amounts, if any) shall cease to accrue on such Securities (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security).

8.    Conversion.

        Subject to the procedures set forth in the Indenture, a Holder may convert Securities into Common Stock on or before the close of business on June 15, 2024 during the periods and upon satisfaction of at least one of the conditions set forth below:

          (a)   in any calendar quarter (and only during such calendar quarter) if the Last Reported Sale Price for Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is greater than or equal to 120% of the Conversion Price per share of Common Stock on such last Trading Day;

          (b)   during any period in which either (A) the credit rating assigned to the Securities by Moody's Investors Service, Inc. is lower than B1 or (B) the credit rating assigned to the Securities by Standard & Poors Rating Services is lower than B+;

          (c)   during any period in which the Securities no longer are assigned credit ratings by Moody's Investors Services, Inc. or Standard & Poor's Ratings Services or their respective successors;

          (d)   in the event that the Company calls the Securities for redemption, at any time prior to the close of business on the second Business Day immediately preceding the redemption date; or

          (e)   the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction; or

          (f)    the Company elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 5% of the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or (ii) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date of the distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders at least 20 Business Days immediately prior to the ex date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex date or the Company's announcement that such distribution will not take place; provided, however, that a Holder may not exercise this right to convert if the Holder may participate in the distribution without conversion; as used in this clause (f) the term "ex date," means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Last Reported Sale Price was obtained without the right to receive such distribution; or

          (g)   during the five Business Day period after any five consecutive Trading Day period in which the trading price (as defined in Section 10.06(a)(7) of the Indenture) of the Securities for each day of such five Trading Day period was less than 98% of the product of the Last Reported Sale Price and the Conversion Rate as of each such Trading Day, in which case Securities surrendered for conversion into shares of Common Stock pursuant to this clause (g) may be surrendered in integral multiples of $1,000 Principal Amount at any time during such five Business Day period; provided that if, on the date of any conversion pursuant to this clause (g), the Last Reported Sale Price of the Common Stock is between 100% and 120% of the Conversion Price as of such date, the Holders of Securities surrendered for conversion shall receive, in lieu of Common Stock based on the Conversion Rate, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to the principal amount of Securities plus accrued and unpaid interest, if any ("Principal Value Conversion").

        If a Holder surrenders its Securities for a Principal Value Conversion, the Company shall notify such Holder by the second Trading Day following the Conversion Date whether the Company will pay such Holder all or a portion of the principal amount plus accrued and unpaid interest, if any, in cash, Common Stock or a combination of cash and Common Stock, and in what percentage. Any Common Stock delivered upon a Principal Value Conversion will be valued at the average of the Last Reported Sale Prices per share of Common Stock over the five-Trading Day period starting the third Trading Day following the Conversion Date (the "Applicable Trading Price"). The Company will pay such Holder any portion of the principal amount plus accrued and unpaid interest, if any, to be paid in cash and deliver Common Stock with respect to any portion of the principal amount plus accrued and unpaid interest, if any, to be paid in Common Stock, no later than the fifth Business Day following the determination of the Applicable Stock Price.

        The initial Conversion Rate is 6.48 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

        Holders of Securities at the close of business on a record date will receive payment of interest, (including Contingent Interest and Additional Amounts, if any,) payable on the corresponding interest payment date notwithstanding the conversion of such Securities at any time after the close of business on such record date. Securities surrendered for conversion by a Holder during the period from the close of business on any record date to the opening of business on the immediately following interest payment date must be accompanied by payment of an amount equal to the interest, including Contingent Interest and Additional Amounts, if any, that the Holder is to receive on the Securities; provided, however, that no such payment need be made if (1) the Company has specified a redemption date that is after a record date and on or prior to the immediately following interest payment date, (2) the Company has specified a Fundamental Change Purchase Date following a Fundamental Change that is during such period, or (3) any overdue interest (including overdue Contingent Interest and

Additional Amounts, if any) exists at the time of conversion with respect to such Securities to the extent of such overdue interest. Notwithstanding the conversion of any Securities, the Holders of the Securities and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

        To convert the Securities a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Securities (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Securities to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

        A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.

9.    Registration Rights Agreement.

        The Holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of June 8, 2004, among the Company, the Subsidiary Guarantors and the Initial Purchasers named therein (as such may be amended from time to time, the "Registration Rights Agreement"). Capitalized terms used in this subsection but not defined herein have the meanings assigned to them in the Registration Rights Agreement.

        If (i) the Shelf Registration Statement is not filed with the Commission on or before the 90th calendar day following the Issue Date; (ii) the Shelf Registration Statement is not declared effective on or before the 180th calendar day following the Issue Date; (iii) after the effectiveness of the Shelf Registration Statement, the Company fails to file a prospectus supplement or report with the SEC within five business days (or, if a post-effective amendment is required, within 10 business days) after a Holder provides the Company with the required selling securityholder questionnaire, if such filing is necessary to enable the Holder to deliver the prospectus to purchasers of such Holder's Registrable Securities; (iv) the Registration Statement ceases to be effective or fails to be usable without being succeeded within 30 days by a post-effective amendment, prospectus supplement or report filed with the SEC pursuant to the Securities Exchange Act of 1934 that cures the failure of the Registration Statement to be effective or usable; or (v) the aggregate duration of any Suspension Periods exceeds the limits set forth in the Registration Rights Agreement (each such event referred to in clauses (i) through (v), a "Registration Default"), the interest rate borne by the Securities will be increased by 0.25% of the aggregate principal amount of Securities per annum for the first 90 days following such Registration Default, increasing by 0.25% per annum at the beginning of each subsequent 90-day period; provided that such Additional Amounts (as defined below) shall not exceed 0.5% per annum. The increase in the interest rate on the Securities is referred to as "Additional Amounts." Such interest is payable in addition to any other interest payable from time to time with respect to the Securities in cash on each interest payment date to the Holders of record for such interest payment date.

10.    Denominations, Transfer, Exchange.

        The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.    Persons Deemed Owners.

        The registered Holder of this Security shall be treated as the owner of it for all purposes.

12.    Unclaimed Money.

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person.

13.    Amendment, Supplement, Waiver.

        Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of at least a majority in principal amount of the Securities then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Securities) under, or compliance with any provision of, the Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities or waive any provision of the Indenture to cure any ambiguity, defect or inconsistency, to comply with Article Five of the Indenture; to provide for uncertificated Securities in addition to certificated Securities; to make any change that does not adversely affect the legal rights under the Indenture of any Holder; to comply with or qualify the Indenture under the Trust Indenture Act; or to reflect a Subsidiary Guarantor ceasing to be liable on the Subsidiary Guarantees because it is no longer a Subsidiary of the Company.

14.    Successor Corporation.

        When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

15.    Trustee Dealings With Company.

        SunTrust Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

16.    No Recourse Against Others.

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.    No Defeasance; Discharge of Indenture.

        The Indenture does not contain provisions pertaining to defeasance.

18.    Authentication.

        This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

19.    Abbreviations.

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

ASSIGNMENT FORM

        If you the Holder want to assign this Security, fill in the form below:

        I or we assign and transfer this Security to

(Insert assignee's social security or tax ID number)

(Print or type assignee's name, address, and zip code)
and irrevocably appoint
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date:	Your signature:
(Sign exactly as your name appears on the other side of this Security)

SIGNATURE GUARANTEE

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

        In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years from the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[Check One]

(1)	to the Company or a subsidiary thereof; or
(2)	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
(3)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or
(4)	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or
(5)	pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

  ☐
  The transferee is an Affiliate of the Company.

        Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof;

provided, however, that if item (3) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

        If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.14 of the Indenture shall have been satisfied.

Dated:	Signed:	(Sign exactly as name appears on the other side of this Security)
Signature Subsidiary Guarantee:

(SIGNATURE MUST BE GUARANTEED)

SIGNATURE GUARANTEE

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

        The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive officer

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

GUARANTEE

        [List of Subsidiary Guarantors] (the "Subsidiary Guarantors") have unconditionally guaranteed, jointly and severally (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Subsidiary Guarantors shall have any liability under the Subsidiary Guarantee by reason of such Person's status as stockholder, officer, director, employee or incorporator. Each holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Subsidiary Guarantees.

        Each holder of a Security by accepting a Security agrees that any Subsidiary Guarantor named below shall have no further liability with respect to its Subsidiary Guarantee if such Subsidiary Guarantor otherwise ceases to be liable in respect of its Subsidiary Guarantee in accordance with the terms of the Indenture.

        The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

[List of Subsidiary Guarantors]
By:
Title:

[FORM OF CONVERSION NOTICE]

        To: Beazer Homes USA, Inc.

        The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of Beazer Homes USA, Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

        This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:
Signature(s)

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Notes to be delivered, other than to or in the name of the registered holder.
Signature Guarantee

Fill in for registration of Notes if to be issued other than to and in the name of registered holder:

(Name)	Principal Amount to be purchased (if less than all):
(Street Address)	$ ,000
(City, state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

        To: Beazer Homes USA, Inc.

        The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Beazer Homes USA, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check of the Company, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:
Signature(s)

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.
Signature Guarantee

Fill in for registration of Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal Amount to be purchased (if less than all):
(Street Address)	$ ,000
(City, state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

[FORM OF PURCHASE NOTICE]

        To: Beazer Homes USA, Inc.

        The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Beazer Homes USA, Inc. (the "Company") as to the holder's option to require the Company to repurchase this Security and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check of the Company in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:
Signature(s)

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.
Signature Guarantee

Fill in for registration of Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal Amount to be purchased (if less than all):
(Street Address)	$ ,000
(City, state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

Exhibit B

[Provided under separate cover]

Exhibit C

FORM OF RESTRICTED COMMON STOCK LEGEND

  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

  THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

  THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 8, 2004, ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

Exhibit D

FORM OF TRANSFER CERTIFICATE FOR TRANSFER
OF RESTRICTED COMMON STOCK

(Transfers pursuant to Section 2.21(b) of the Indenture)

        [NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

        Re: Beazer Homes USA, Inc. 4 5/8% Convertible Senior Notes Due 2024 (the "Securities")

        Reference is hereby made to the Indenture, dated as of June 8, 2004, between the Company and the Trustee (collectively, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

        This letter relates to                        shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Securities and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

        In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

        CHECK ONE BOX BELOW

(1)	[ ]	to the Company; or
(2)	[ ]	to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) in accordance with Rule 144A under the Securities Act of 1933; or
(3)	[ ]	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

        Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (2) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

[Name of Transferor],
By:	Name: Title:

        Dated:

QuickLinks

  Exhibit 4.1
CROSS-REFERENCE TABLE
TABLE OF CONTENTS
ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE TWO THE SECURITIES
ARTICLE THREE REDEMPTION
ARTICLE FOUR COVENANTS
ARTICLE FIVE SUCCESSOR CORPORATION
ARTICLE SIX SUBSIDIARY GUARANTEES
ARTICLE SEVEN PURCHASE UPON A FUNDAMENTAL CHANGE
ARTICLE EIGHT PURCHASE AT THE OPTION OF THE HOLDER
ARTICLE NINE CONDITIONS AND PROCEDURES FOR PURCHASES AT OPTION OF HOLDERS
ARTICLE TEN CONVERSION OF SECURITIES
ARTICLE ELEVEN DEFAULTS AND REMEDIES
ARTICLE TWELVE TRUSTEE
ARTICLE THIRTEEN AMENDMENTS, SUPPLEMENTS AND WAIVERS
ARTICLE FOURTEEN MISCELLANEOUS
SIGNATURES
  Exhibit A
ASSIGNMENT FORM
SIGNATURE GUARANTEE
  Exhibit B
  Exhibit C
FORM OF RESTRICTED COMMON STOCK LEGEND
  Exhibit D
FORM OF TRANSFER CERTIFICATE FOR TRANSFER OF RESTRICTED COMMON STOCK